UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

OLD POINT FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Mellen Street
Hampton, Virginia 23663
(Address of principal executive offices) (Zip Code)

(757)728-1200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 11, 2014, Stephen C. Adams was appointed to the Boards of Directors of Old Point Financial Corporation (the Company) and its subsidiary, The Old Point National Bank of Phoebus (the Bank). Mr. Adams has been appointed to serve on the Old Point Financial Corporation Board's Audit Committee.  Mr. Adams has served on the Bank's Peninsula Advisory Board since 2006.

Mr. Adams is Group Vice President & Chief Financial Officer of Pomoco Group, Inc., which operates a number of automobile dealerships in the Company's market area. Before joining Pomoco in 1986, Mr. Adams worked for the Financial Accounting Standards Board and for two local accounting firms.  He is a certified public accountant and received both his Bachelor's and Master's degrees in Accounting from the University of Virginia.

Item  9.01 Financial Statements and Exhibits.

Exhibits
(d)	Exhibit 99.1 Press release dated February 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant

Date: February 13, 2014
/s/ Robert F. Shuford, Sr.
Robert F. Shuford, Sr.
Chairman of the Board
President & Chief Executive Officer